AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

         This Amendment to Exclusive License Agreement ("Agreement") is made and entered into as of this 28th day of March 2001, by and between International Cosmetics Marketing Co., a Florida corporation with its principal place of business at 6501 NW Park of Commerce Boulevard, Suite 205, Boca Raton, Florida 33487 doing business as Beverly Sassoon & Co. ("ICM"), Beverly Sassoon, an individual having an address of P.O. Box 267145, Weston, Florida 33326 ("B. Sassoon"), Elan Sassoon, an individual having an address of P.O. Box 267145, Weston, Florida 33326 ("E. Sassoon"), and Beverly Sassoon International, L.L.C., a Florida limited liability company whose principal address is P.O. Box 267145, Weston, Florida 33326 ("BSI"). ICM, B. Sassoon, E. Sassoon and BSI are hereinafter individually referred to as a "Party" and collectively referred to as the "Parties." The capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the License Agreement (as defined below).

                                    RECITALS

         WHEREAS, the Parties entered into that certain Exclusive License Agreement effective as of August 19, 1999 (the "License Agreement"), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference.

         WHEREAS, the Parties have agreed to amend certain terms of the License Agreement related to the payment of a royalty to BSI by ICM, and now wish to memorialize such amendment as hereinafter set forth.

         WHEREAS, the Parties hereto also wish to further amend the terms and conditions of the License Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and undertakings, and other valuable consideration received by each of the Parties, the receipt of which is hereby acknowledged, the Parties agree as follows:

         1. The above recitals are true, correct, and are herein incorporated by reference.

         2. Section 2b of the License Agreement is hereby amended in its entirety to read as follows:

         "b. B. Sassoon and E. Sassoon each grant to ICM an exclusive, worldwide license (the "ICM Sassoon License"), with the right to grant sub-licenses, to use the names "Beverly Sassoon" and/or "Elan Sassoon" or any variation thereof, as well as the image, voice, likeness, signature and/or picture of either B. Sassoon or E. Sassoon, and any trademarks, trade names, copyrights or other intellectual property related thereto, through or by way of any media known now or in the future, in connection with the advertising, merchandising, promotion, manufacture, sale and distribution of any and all consumer products including but not limited to all products manufactured, marketed or distributed by, or books, articles or information published by, third parties with whom ICM transacts business (collectively the "ICM Sassoon Products"). The ICM Sassoon License and the ICM Manufacturing License (as defined in Section 2c) shall sometimes collectively be referred to herein as the "ICM Licenses."


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         3.       Section 3 of the License Agreement is hereby amended in its entirety to read as follows:

         "3.      Intentionally Omitted."

         4. Section 4 of the License Agreement is hereby amended in its entirety to read as follows:

         "4.      Promotional Activities.
                  ----------------------

         a. In addition to the obligations of B. Sassoon and E. Sassoon described elsewhere herein, B. Sassoon and E. Sassoon will each cooperate in all manner of advertising, promotion and publicity of the ICM Sassoon Products as may reasonably be determined by ICM, and shall devote their respective full time and attention to the development of the ICM Sassoon Products and the promotion thereof during the Promotional Period (as defined in Section 4c hereof). Upon the request of ICM, B. Sassoon and E. Sassoon will each furnish, or cooperate with ICM in obtaining, a record of each of their voices, photographs, cuts, and slides, and a specimen or reproduction of their signatures or such other actions as ICM shall reasonably request. Each of B. Sassoon and E. Sassoon acknowledge such items will be used in connection with the ICM Sassoon Products including, but not limited to, use with endorsements and testimonials by B. Sassoon and E. Sassoon exclusively for ICM with respect to the advertising, merchandising, promotion, sale or distribution of ICM Sassoon Products. B. Sassoon and E. Sassoon each expressly authorize ICM to send out sales and promotion literature and advertisements using their names.

         b. B. Sassoon and E. Sassoon will cooperate on all sales and all merchandising, promotional advertising and publicity ideas and campaigns (the "Appearances"). If either B. Sassoon or E. Sassoon make any personal appearance for ICM, they shall be paid for their actual traveling in business class, food and lodging expenses, but shall not receive a separate appearance fee. ICM shall not be liable for any cost or expense under this Section unless such cost or expense is approved in writing by ICM in advance of its being incurred.

         c. As used in this Section 4, the term "Promotional Period" shall mean
(i) with regard to B. Sassoon, the earlier to occur of (A) death (B) disability or (C) March 31, 2006 and (ii) with regard to E. Sassoon, the earlier to occur of (A) death (B) disability or (C) March 31, 2020."

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         5.       Section 6d of the License Agreement is hereby amended in its entirety to read as follows:

         "d. pay BSI the greater of (i) a royalty payment of $68,250 for each ICM fiscal quarter (the "Minimum Payment") in six equal installments on the 1st and 15th of each month; or (ii) a royalty payment within 5 days after ICM files each quarterly or annual report with the Securities and Exchange Commission (the "Estimated Quarterly Payment") equal to (A) 2% of Annual Gross Revenues (as defined below) up to $22,500,000, plus (B) 1.25% of Annual Gross Revenues from $22,500,000 up to $45,000,000, plus (C) .75% of Annual Gross Revenues exceeding $45,000,000. Notwithstanding the foregoing, the Minimum Payment shall be automatically increased to $75,000 for each fiscal quarter in which ICM's Financial Statements report net income before depreciation and taxes. For the purposes of this Agreement, "Financial Statements" shall mean ICM's financial statements prepared in accordance with generally accepted accounting principals (including without limitation ICM's financial statements filed with the Securities and Exchange Commission prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X of the Securities Exchange Act of 1934, as amended). Annual Gross Revenues shall mean the total revenues, monies and consideration actually received by ICM during each of ICM's fiscal years (as reported in ICM's Financial Statements) from the ICM Sassoon Products and the BSI Skin Care Products which are marketed or distributed pursuant to the terms of this Agreement less rebates (which include any money ICM returns to a buyer after a sale is completed), discounts (which include any lowering of prices from ICM's list prices) and returns. The Estimated Quarterly Payment shall be calculated by estimating the Annual Gross Revenues as of the date of the Estimated Quarterly Payment is made. Any under or overpayments made or received pursuant to this section will be reconciled at the end of each of ICM's fiscal years. Any disagreement between the Parties on the calculation of the Estimated Quarterly Payment shall be resolved by a qualified independent third party accountant jointly selected by the Parties. The determination of such qualified independent third party accountant shall be binding and conclusive on the Parties and each Party will pay 50% of the fees of the qualified independent third party accountant for such determination."

         6. Section 6f of the License Agreement is hereby deleted in its entirety and the provisions of such section are void.

         7. Section 10f of the License Agreement is hereby amended in its entirety to read as follows:

         "f. Sassoon has the full right and authority to grant the ICM Sassoon License and to perform their obligations thereunder. The ICM Sassoon License, in whole or in part, does not infringe upon or violate the rights of any person or entity, including but not limited to, any copyrights, trademark rights, trade secrets or any other proprietary rights; and Sassoon has not executed any agreement in conflict herewith, and has not granted to any other person, firm or corporation any right, license or privilege under or in any manner relating to, directly or indirectly, the ICM Sassoon License, other than the BSI License which is being assigned hereunder."

         8. Section 20 of the License Agreement is hereby amended in its entirety to read as follows:

         "20. Consulting Services. BSI is hereby retained by ICM to provide consulting services to ICM, as said services relate to the advertising, merchandising, marketing, promotion, manufacture, sale and distribution of the products under the ICM License. BSI agrees to provide such consulting services on an exclusive basis and as reasonably requested by and at the direction of ICM during the Promotional Period (as defined in Section 4 of this Agreement, and to cause B. Sassoon and E. Sassoon to devote substantially all of their time and attention to rendering such consulting services during the Promotional Period, subject to performance of their other duties under this Agreement. Unless otherwise agreed to by ICM, all services hereunder shall be performed by BSI at its principal place of business or other offices."

         9. The parties hereto acknowledge and agree that the word "Sassoon" as used in the License Agreement includes Beverly Sassoon and Elan Sassoon, jointly and severally; provided, however, that the word "Sassoon" as used in Section 21 of the License Agreement shall mean Beverly Sassoon and Elan Sassoon, severally but not jointly. The use of a particular pronoun in the License Agreement is not restrictive as to gender or number but is to be interpreted in all cases as the context may require. The parties hereto also acknowledge and agree that notwithstanding anything to the contrary in the License Agreement, Elan Sassoon executed the License Agreement in his capacity as a member, managing member and voting member of BSI and in his individual capacity and is bound by the terms and conditions of the License Agreement in both such capacities.

         10. Each Party hereby individually represents and warrants to the other Parities and each of their respective officers, directors, shareholders, affiliates and agents, if any, that each of such Party has full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions provided for in such agreement and that this Agreement has been duly and properly authorized, executed and delivered by each Party and such agreement constitutes a legal, valid and binding agreement of each Party enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and (ii) that the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings may be brought.

         11. This Agreement amends the License Agreement only to the extent expressly provided herein. To the extent provisions of the License Agreement are not expressly modified or amended by this Agreement, such unamended provisions of the License Agreement shall continue in full force and effect and shall be construed together with the amendments set forth herein as the entire agreement of the parties hereto. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         12. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

         13. The License Agreement, as modified by this Agreement, contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect (with the exception that paragraphs 1, 2, 5 and 7 of the letter agreement between the parties dated October 13, 2000, shall remain in full force and effect and the statements and covenants made in such paragraphs of such letter agreement are restated and re-affirmed on the date hereof). In the event of a conflict between any terms of the License Agreement and this Agreement, the terms and conditions of this Agreement shall govern.

         14. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         15. This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any case, dispute, action or controversy arising out of or relating to this agreement, shall be settled in arbitration pursuant to the commercial rules of the American Arbitration Association, the venue for which shall be in Palm Beach County Florida. Notwithstanding the foregoing, should any party to this agreement request any form of extraordinary relief including an injunction, such matter may be filed and heard before any court of competent jurisdiction, the venue for which shall be in Palm Beach County Florida. Any findings from such proceedings shall be admissible in the arbitration forum.

         16. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit. No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

         17. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        INTERNATIONAL COSMETICS MARKETING, CO.

                                        By:
                                           -----------------------------------
                                        Name: Sonny Spoden
                                             ---------------------------------
                                        Title: Chief Financial Officer
                                               -------------------------------


                                        BEVERLY SASSOON INTERNATIONAL, LLC


                                        By:
                                            ----------------------------------
                                                 Elan Sassoon, Managing Member



                                        --------------------------------------
                                        BEVERLY SASSOON


                                        --------------------------------------
                                        ELAN SASSOON

                                    EXHIBIT A

                EXCLUSIVE LICENSE AGREEMENT DATED AUGUST 19, 1999